UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2026

FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-38874	54-1232965
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

112 West King Street
Strasburg, Virginia 22657
(Address of principal executive offices)

Registrant’s telephone number, including area code: (540) 465-9121

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	FXNC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2026, First National Corporation (the “Corporation”) and Scott C. Harvard, President and Chief Executive Officer of the Corporation and Chief Executive Officer of the Corporation’s wholly owned subsidiary, First Bank, entered a new Supplemental Executive Retirement Plan (the “2026 SERP”), pursuant to which he will be entitled to receive an additional one-time retirement benefit equal to $2,376,298 (the “SERP Benefit”). The SERP Benefit is payable to Mr. Harvard in a single lump sum within thirty (30) days following the date that Mr. Harvard experiences a “separation from service” from the Corporation for any reason other than by the Corporation for “cause” (as such terms are defined in the 2026 SERP).

On November 11, 2026, Mr. Harvard and the Corporation also entered into an amendment (the “Amendment”) to his employment agreement with the Corporation, dated as of May 20, 2014, to reflect the 2026 SERP and to make certain other changes.

The foregoing description of the 2026 SERP and the Amendment is qualified in its entirety by the full text of the NEW SERP and the Amendment, which will be filed as exhibits to the Corporation’s Annual Report on Form 10-K for the year ending December 31, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2026	FIRST NATIONAL CORPORATION
(Registrant)

	By:	/s/ Brad E. Schwartz
Brad E. Schwartz
Executive Vice President and Chief Financial Officer